                                                                      Exhibit 20


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  October 1 to October 31, 1998
Distribution Date:  November 16, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/Class B
                                                                                                       Certificate Amount
                                                                                                   --------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                           9,465,099.06          31.5503302
          Class A-2 Note  Amount                                                                   0.00           0.0000000
          Class A-3 Note  Amount                                                                   0.00           0.0000000
          Class B  Note  Amount                                                                    0.00           0.0000000
          Certificates  Amount                                                                     0.00           0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                             167,658.93           0.5588631
          Class A-2 Note  Amount                                                             332,750.00           5.0416667
          Class A-3 Note  Amount                                                             236,472.63           5.1250000
          Class B  Note  Amount                                                              140,304.00           5.3333333
          Certificates  Amount                                                               112,535.50           6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)         180,912,477.22


(iv)    Class A-1 Notes Balance (end of Collection Period)                                24,926,477.22
        Class A-1 Pool Factor (end of Collection Period)                                                          0.0830883
        Class A-2 Notes Balance (end of Collection Period)                                66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                          1.0000000
        Class A-3 Notes Balance (end of Collection Period)                                46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                          1.0000000
        Class B Notes Balance (end of Collection Period)                                  26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                            1.0000000
        Certificates Balance (end of Collection Period)                                   17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                       1.0000000


(v)  Basic Servicing Fee                                                                     158,647.98           0.3479229


(vi)   Aggregate Net Losses                                                                  512,769.19


(vii)  Reserve Account Balance after Giving Effect to Payments                             6,839,790.00
        Made on Distribution Date
       Specified Reserve Account Balance after Giving Effect to Payments                   6,839,790.00
        Made on Distribution Date
       Draws on Reserve Account                                                                    0.00
       Deposits to Reserve Account                                                                 0.00

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware



Collection Period:  October 1 to October 31, 1998
Distribution Date:  November 16, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/Class B
                                                                                                       Certificate Amount
                                                                                                   --------------------------

(viii)  Class A-1 Notes Interest Carryover Shortfall                                             0.00             0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00             0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                           (0.00)            0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00             0.0000000
         Certificates Interest Carryover Shortfall                                               0.00             0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00             0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00             0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00             0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00             0.0000000
         Certificates Principal Carryover Shortfall                                              0.00             0.0000000


(ix)  Additional Principal Distributable Amount                                                  0.00


(x)   Aggregate Purchase Amount of Receivables Repurchased by the                                0.00
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                Number                             Balance
                                                                          ---------------------------------------------------
           30-59 Days                                                             587                          5,524,316.32
           60-89 Days                                                             140                          1,356,942.34
           90 Days or More                                                        161                          1,264,375.20




ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                        0.1286898
Weighted Average Remaining Term of Remaining Portfolio                                     37.8538201

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                               0.0031378
     (ii)  Preceding Collection Period                                                      0.0018587
     (iii) Current Collection Period                                                        0.0026934
     (vi)  Three Month Average                                                              0.0025633

Ending Portfolio Balance                                                               180,912,477.22










                                     Page 2